                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 6, 2003

                                Paxar Corporation
             (Exact name of registrant as specified in its charter)

     New York                        1-9493                    13-5670050
(State or other jurisdiction       (Commission                (IRS Employer
    of incorporation)               File Number)             Identification No.)


      105 Corporate Park Drive
       White Plains, New York                           10604
(Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (914) 697-6800

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 4. Changes In Registrant's Certifying Accountant.

         (a) As previously reported by the Registrant in a Current Report on Form 8-K, filed August 8, 2003, the Audit Committee of the Board of Directors of the Registrant dismissed PricewaterhouseCoopers LLP (PwC) as its independent accountant on August 6, 2003, effective upon completion of services related to the review of the June 30, 2003 financial statements. The Registrant filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 on August 13, 2003, and PwC's dismissal became effective on such date.

         PwC was engaged by the Registrant in April 2002 to audit its financial statements for the year ended December 31, 2002. PwC's report on the Registrant's financial statements for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit for the year ended December 31, 2002, and through August 13, 2003, there were no disagreements between the Registrant and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to PwC's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such year.

         Except as previously reported, during the most recent fiscal year and through August 13, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

         As previously reported, on August 6, 2003, the Audit Committee of the Board of Directors of the Registrant retained Ernst & Young LLP to act as its independent public accountants to audit and certify the Registrant's financial statements for the year ending December 31, 2003, commencing with the review of the Registrant's September 30, 2003 quarterly financial information to be reported to the SEC.

Item 7. Financial Statements and Exhibits.

         (c) Exhibits.

         Exhibit 16.1 Letter of PricewaterhouseCoopers LLP regarding change in certifying accountant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PAXAR CORPORATION
                                         (Registrant)


Date: September 5, 2003                  By: /s/ Robert S. Stone
                                            ------------------------------------
                                                 Robert S. Stone
                                                 Vice President, General Counsel
                                                 and Secretary